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                                                                   Exhibit 10.16

                         PERC PILOT PROGRAM AGREEMENT

          AGREEMENT (the "Agreement") made as of February 25, 2000 (the "Effective Date") by and among Eli Lilly and Company, an Indiana corporation with offices at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"), Mediconsult.com, Limited., a Bermuda corporation with offices at Jardine House, 4th Floor, 33-35 Reid Street, Hamilton, Bermuda HM 12 ("Mediconsult").

          WHEREAS, Lilly is a pharmaceutical company with certain products among its product line targeted to patients suffering from diabetes and depression;

          WHEREAS, Mediconsult is the publisher of a web site, www.mediconsult.com, which is primarily devoted to the provision of patient education materials;

          WHEREAS, Mediconsult is the publisher of a web site, www.pol.com, which is a portal devoted and targeted to the physician community;

          WHEREAS, the parties wish to mutually develop and pilot a Patient Education, Resource and Compliance ("PERC") System in the areas of diabetes and depression;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Lilly and Mediconsult (each a "Party", and collectively, the "Parties") hereby agree as follows:

1. Definitions.  Unless otherwise provided herein or in an amendment hereto,
   -----------
   capitalized terms shall have the following meanings:

   1.1.  Applicable Regulations. "Applicable Regulations" shall mean any
         ----------------------
         federal, state or local law, rule, regulation, order decree and other ruling regarding the advertisement, sale, purchase, order, recommendation or distribution of drugs (as that term is defined in 21 U.S.C. 321(g)(1) or any item reimbursed by Medicare or Medicaid or other federal or state health care program), or which is otherwise applicable to the business of Lilly, or Mediconsult, as well as, the business relationships by and among pharmaceutical companies, health care related entities, and health care providers, including, without limitation, compliance with the regulations proposed and/or promulgated under Section 264 of the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191).

   1.2.  Broadband Access.  "Broadband Access" shall mean a connection to the
         ----------------
         Internet with throughput speeds which are no less than the throughput speeds provided by a full ISDN line.

   1.3.  Clinical Rules.  "Clinical Rules" shall mean those clinical rules and
         --------------
         compliance algorithms designed to facilitate well-timed, effective patient education messaging and agreed to by the parties.
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   1.4.  Deliverables. "Deliverables" shall mean the PERC System and the
         ------------
         Websites.

   1.5.  Depression.  "Depression" shall mean the medical condition generally
         ----------
         indicated by or psychotic disorder commonly referred to as depression.

   1.6.  Diabetes. "Diabetes" shall mean the medical condition generally
         --------
         indicated by a variable disorder of Carbohydrate Metabolism caused by an inadequate secretion or utilization of insulin.

   1.7.  Enrolled Patient. "Enrolled Patient" shall mean, with respect to
         ----------------
         patients enrolled in the Pilot Program, the on-line registration by the patient on the PERC System through the patient visiting the PERC System registration site or the registration of the patient by the physician or physician's staff by sending an email to Mediconsult for the purpose of enrolling the patient in the PERC System.

   1.8.  Enrolled Physician.  "Enrolled Physician" shall mean a physician who
         ------------------
         agrees to and executes the Consulting Agreement.

   1.9.  Intellectual Capital.  "Intellectual Capital" shall mean any software,
         --------------------
         computer programming scripts, web pages, databases, data elements, graphics, trademarks, or other written materials (including materials in electronic format) which are produced or developed in conjunction with the services and products to be delivered by Mediconsult pursuant this Agreement.

   1.10. Lilly Materials.  "Lilly Materials" shall mean all Intellectual Capital
         ---------------
         provided by Lilly to Mediconsult, including, without limitation, the patient education materials surrounding patient persistence and compliance issues developed and owned by Lilly, and all such other materials as Lilly may from time to time provide to Mediconsult.

   1.11. Mediconsult Materials.  "Mediconsult Materials" shall mean all
         ---------------------
         Intellectual Capital that constitutes core technology related to Mediconsult's physician/office professional Web site suite of products currently known as MyDoctor.com and all Intellectual Capital created before the Effective Date and provided by Mediconsult under this Agreement other than third party Intellectual Capital.

   1.12. PERC System.  "PERC System" shall mean a system of integrated Internet
         -----------
         tools whose purpose is to facilitate better maintenance of patient therapies via more effective physician-patient communications, utilizing tools such as "opt-in" patient compliance programs delivered via structured electronic messaging and other tools. The specifications for the PERC System shall be mutually agreed to by Mediconsult and Lilly, with the initial requirements set forth on Schedule 1 attached
                                                           ----------
         hereto.

   1.13. Pilot Program.  "Pilot Program" shall mean the implementation and
         -------------
         deployment of the PERC System as provided for in this Agreement.

   1.14. Registered Patient.  "Registered Patient" shall mean a patient that
         ------------------
         registers for Virtual Office on-line in the Virtual Office.

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   1.15. Virtual Office.  "Virtual Office" shall mean the internet based system
         --------------
         implemented and maintained by Mediconsult for use by patients, physicians and physician staffs, including the initial mapping of the site, any functional changes to which must be mutually agreed to by the parties, as more fully described on Schedule 2.
                                             ----------

   1.16. Websites. "Websites" shall mean the Websites on the Internet developed
         --------
         by or at the direction of Mediconsult in order to fulfill the requirements set forth in this Agreement, including, without limitation, mydoctor.com, mediconsult.com, pol.net, the PERC System and the Virtual Office.

2. Mediconsult Services.  Mediconsult will provide the following services during
   --------------------
   the term and any extensions of this Agreement:

   2.1. Develop, deploy and operate two (2) PERC Systems: one in the area of Diabetes and one in Depression, with timing for the Pilot Program as set forth in Schedule 3.
                      ----------

   2.2. Use commercially reasonable efforts to gain explicit agreement from Way Over the Line to provide electronic script writing for all physician offices enrolled in the Pilot Program to the extent Way Over The Line is licensed in such jurisdiction and electronic script writing is not prohibited by law, and for continued service in the event Lilly elects to exercise the Option set forth in Section 8.2.

   2.3. Mediconsult shall enter into a consulting agreement, the form of which is attached hereto as Exhibit A, with each physician, which will
                               ---------
         require the physician to provide Mediconsult and Lilly with consulting services regarding the effectiveness of the PERC System and suggested improvements. Mediconsult shall forward all feedback received from the physicians to Lilly. In exchange for the consulting services, each participating physician shall receive for one full year the following from Mediconsult:

         2.3.1 Broadband Access, where such services are commercially available, for every Physician enrolled in the Pilot Program;

         2.3.2 Continuous availability of the Websites as specified in Section 3.3;

         2.3.3 Technical support to the participating physician and such physician's staff in the operation of the PERC System and enrolling patients in the Pilot Program;

         2.3.4  A listing in the mydoctor.com website; and

         2.3.5 A wide range of services provided by Mediconsult within the Virtual Office, including, marketing materials that direct, educate and motivate patients to enroll in the Pilot Program, and other services the minimum of which is set forth on Schedule
                                                                        --------
                3.
                -

    2.4. Enroll 25 physicians in the Pilot Program, divided roughly equally between the Pilot Programs for Diabetes and Depression.

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     2.5.  Enroll a minimum of 5 patients per week per physician in the PERC
           System Pilot Program during the Testing Period (as set forth in
           Schedule 3) and 10 patients per week per physician during the Pilot Period (as set forth in Schedule 3).

     2.6. Provide agreed data intended to measure attitudinal changes, subjective opinion and shifts in prescription volume utilizing various software and tools to be mutually agreed to by and between Mediconsult and Lilly, including initially, the metrics and items set forth in Schedule 4.
                    ----------

     2.7. Secure the appropriate consents from participating patients to enable the sharing of patient data with Lilly in compliance with Applicable Regulations. Develop a privacy policy that is acceptable to Lilly.

     2.8. Display a Lilly corporate icon, measuring approximately 134 pixels by 31 pixels (standard with other corporate icons displayed), providing a clean link to the Lilly Web site (as determined by Lilly) on the mediconsult.com home page, and other branding as set forth in
           Schedule 2A and 2B, and in whatever manner is acceptable to
           ------------------
           physicians.

     2.9. Host an ongoing "private sponsored discussion" on www.pol.net in each of the therapeutic areas of depression and diabetes for use by the participating physicians in the Pilot Program, Mediconsult and Lilly. The purpose of the discussions will be for the participants to share feedback on the pilot program and provide a form of peer support to participating physicians.

Provide Lilly with all physician and patient statistically aggregated data collected through the Pilot Programs, and all other data which is permissible based on appropriate consents and in accordance with Applicable Regulations.

3.   Representations and Warranties of Mediconsult.
     ---------------------------------------------

     3.1. All of the services to be performed hereunder will be rendered in a manner consistent with professional standards generally applicable to the industry in which Mediconsult does business using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel.

     3.2. The Deliverables will appear and operate in conformance with the specification mutually agreed to by Lilly and Mediconsult.

     3.3. The Website will be available as follows: (i) all pages of the Website and Virtual Office, including all servers supporting Website operations (e.g., servers maintaining links, banner ads, etc.) will be fully operational, available to, and accessible by, the public 99.0% of the time, 24 hours a day, 7 days a week, measured monthly, excluding scheduled maintenance with a frequency no more than once per month for no more than 90 minutes duration with each occurrence and occurring between the hours of 3 a.m. and 6 a.m. Eastern Standard Time; and (ii) Response time for the web server for the Website to send all of the data making up a viewable page onto the Internet will be no more than 3 seconds 95% of the time, provided, however, that as

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           technology improves, response time will decrease and Mediconsult shall utilize technology that provides response times consistent with websites considered competitive with the Website. Notwithstanding any other provision herein, if Mediconsult fails to meet such criteria as set forth in this Section more than two times in one month for two consecutive months, then Lilly shall have the right to terminate this Agreement.

     3.4. Mediconsult, nor any entity acting on its behalf or for its benefit, will not undertake any activity, including visits by persons who are not genuine users of the Website or other surreptitious means, designed to artificially inflate any measurement used to set compensation or assess ROI or other success metric under this Agreement.

     3.5.  Mediconsult has full authority to enter into this Agreement.

     3.6. All obligations owed to third parties with respect to the activities contemplated to be undertaken by Mediconsult pursuant to this Agreement are or will be fully satisfied by Mediconsult, so that Lilly will not have any obligations with respect thereto.

     3.7. Mediconsult is the owner of or otherwise has the right to use and distribute the Deliverables and any other materials and methodologies used in connection with providing the services and Deliverables hereunder.

     3.8.  Mediconsult will comply with Applicable Regulations.

     3.9. The Deliverables shall not infringe upon any third party copyright, trademark, patent, trade secret or other third-party right.

4.   Lilly Services.  Lilly will provide the following services during the term
     --------------
     and any extensions of this Agreement:

     4.1.  Provide Mediconsult with the Lilly Materials and Clinical Rules.

     4.2. Lilly acknowledges and agrees that Lilly's performance of its obligations under this Agreement and cooperation with Mediconsult are essential to Mediconsult's ability to incorporate Lilly Materials into the PERC System in the manner and within the time periods specified in the Agreement. Each party agrees to cooperate in good faith and maintain an appropriately high level of effort to meet the timetable outlined in the Agreement and ensure effective communication and coordination in all matters requiring the joint efforts of Lilly and Mediconsult.

5.   Representations and Warranties of Lilly.
     ---------------------------------------

     5.1.  Lilly has full authority to enter into this Agreement;

     5.2. Lilly is the owner of or otherwise has the right to use and distribute the Lilly Materials and Clinical Rules; and

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     5.3.  The use of the Lilly Materials and Clinical Rules shall not infringe upon any third party copyright, trademark, patent, trade secret or other third-party right.

6.   Disclaimer of Warranty and Liability Limitations.
     ------------------------------------------------

     6.1.  Limited Warranty.  THE WARRANTIES SET FORTH IN SECTIONS 3 AND 5 ARE
           ----------------
           LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     6.2.  Additional Limitations.  Neither party will be liable to the other
           ----------------------
           party for any indirect, incidental, consequential, punitive or exemplary damages of any kind whether under this Agreement or otherwise, including without limitation any loss of profit, business, revenue, goodwill or anticipated savings. Mediconsult will not be liable to Lilly for any loss or damage resulting from any defect in hardware or software originally supplied by any person other than Mediconsult. Each party's liability for breaches of this Agreement, except for claims for indemnification pursuant to Article 10, will be limited to an aggregate amount for all such breaches and claims equal to $500,000; provided, that no such limitation will apply with
                        --------
           respect to payment obligations of Lilly as set forth in this Agreement.

7.   Fees. In exchange for the services to be provided hereunder, Lilly agrees
     ----
     to pay POL as follows: (i) $1,000,000 upon execution of this Agreement; and
     (ii) $500,000, upon and only if Mediconsult Enrolls 25 physicians into the Pilot Program.

8.   Exclusivity and Option.
     ----------------------

     8.1.  Exclusivity.  For the period of time set forth on Schedule Three,
           -----------
           including the Enrollment, Testing, Pilot and Evaluation Periods (collectively the "Exclusivity Period") Mediconsult agrees to exclusively work with Lilly in the development of this Pilot Program and any PERC System or any similar systems for Diabetes or Depression.

     8.2.  Option.  Lilly shall have the option to continue the exclusive
           ------
           sponsorship and promotion of the PERC Systems on a continuing basis in the areas of Diabetes and Depression after expiration of the Exclusivity Period, provided that Lilly indicates in writing prior to expiration of the Exclusivity Period, its desire to continue its exclusive sponsorship of the PERC System. Any continuation of Lilly's sponsorship and promotion of the PERC System will be by a separate agreement to be mutually agreed to by and among Lilly and Mediconsult but the fees thereunder will be primarily based upon a performance metric and will be no more than the lowest price paid by any other party to Mediconsult (or its related entities providing such services) for similar services with additional discounts to be provided as agreed to by the parties. Mediconsult will not speak with other entities about sponsorship of the PERC System in the areas of Diabetes and Depression during the Exclusivity Period,

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           except that beginning October 1, 2000, Mediconsult may speak with other entities regarding sponsorship, but may not enter into an agreement with any such companies unless and until the sooner of Lilly determining that it does not want to extend its exclusivity, or the Exclusivity Period expires or otherwise terminates as provided in this Agreement.

9.   Ownership Of Intellectual Capital. All rights, title and interest in and to
     ---------------------------------
     the Intellectual Capital, except for Lilly Materials (owned solely by Lilly) and Mediconsult Materials (owned solely by Mediconsult) developed solely for the PERC system (PERC Intellectual Capital) shall be jointly owned and retained by Lilly and Mediconsult. Furthermore, each party shall have the right to utilize the PERC Intellectual Capital in any manner without any obligation of accounting to the other parties for any profits derived from such use.

10.  Indemnification.
     ---------------

     10.1. Mediconsult Indemnification. Mediconsult shall defend, indemnify, and
           ---------------------------
           hold Lilly harmless from and against any and all claims, losses, damages, suits, fees, judgments, costs and expenses (including attorneys' fees) which Lilly may suffer or incur arising out of or in connection with: (a) arising from or the Websites, PERC System, Virtual Office, Mediconsult Materials or the operation of Mediconsult business, (b) injuries to persons (including death) or loss of, or damage to, property, occasioned by gross negligence, unlawful act, or willful misconduct of Mediconsult, or of Mediconsult's personnel, subcontractors, or agents, as well as any claim for payment of compensation or salary asserted by any employee, agent, or subcontractor of Mediconsult; and (c) any claim that Lilly's use, copying, or distribution of the Deliverables or Mediconsult Materials, or any portion thereof infringes or violates any patent, copyright, trade secret, trademark, or other third party intellectual property right. In the event that Lilly is in any way enjoined from using the Deliverables, or any portion thereof, Mediconsult shall promptly, at its expense (including, but not limited to the payment of any royalties occasioned by the following) either: (i) provide to Lilly non-infringing means of using the Deliverables; (ii) negotiate and procure for Lilly the right to use the Deliverables without restriction; or (iii) if neither (i) nor (ii) can be accomplished within a reasonable time period and at no cost to Lilly, refund to Lilly all monies paid under this Agreement.

    10.2.  Lilly Indemnification.  Lilly shall defend, indemnify, and hold
           ---------------------
           Mediconsult harmless from and against any and all claims, losses, damages, suits, fees, judgments, costs and expenses (including attorneys' fees) which Mediconsult may suffer or incur arising out of or in connection with: (a) Lilly websites, the Lilly Materials, or the operation of Lilly business, (b) injuries to persons (including death) or loss of, or damage to, property, occasioned by gross negligence, unlawful act, or willful misconduct of Lilly, or of Lilly's personnel, subcontractors, or agents (except to the extent Mediconsult or its affiliates are agents), as well as any claim for payment of compensation or salary asserted by any employee, agent, or subcontractor of Lilly; and (c) expenses (including attorneys' fees) which Mediconsult may suffer or incur arising out of or in connection with injuries to persons (including death) or loss of, or damage to, property, occasioned by negligence, unlawful act, or willful misconduct of

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           Lilly, or of Lilly's personnel, subcontractors, or agents, as well as any claim for payment of compensation or salary asserted by any employee, agent, or subcontractor of Lilly.

11.  Insurance.  MCNS will at all times during the term of this Agreement
     ---------
     maintain appropriate insurance coverage with responsible carriers. MCNS shall provide Lilly proof of such coverage within ten (10) days of the execution of this Agreement.

     11.1. MCNS shall maintain workers compensation and employers liability insurance, general liability insurance coverage that includes property damage and personal injury components, and errors and omissions liability coverage. Such insurance coverage, at a minimum, shall include the following types and amounts:

           11.1.1 Workers compensation and employers liability meeting the statutory minimum in the states in which Services are to be performed by MCNS employees;

           11.1.2 Commercial general liability insurance naming Lilly as an additional insured including premises and operations coverage with limits of not less than $5,000,000 per occurrence and $5,000,000 per incident;

           11.1.3 Property damage liability insurance naming Lilly as an additional insured with limits of not less than $3,000,000 per occurrence and $3,000,000 per accident; and

           11.1.4 Errors and omissions liability insurance, including, without limitation, coverage for Mediconsult infringing third party copyrights, naming Lilly as an additional insured with limits of not less than $5,000,000 per occurrence and $5,000,000 per incident.

     11.2. In the event a policy required by this Agreement is canceled or reduced to a level below the minimum liability limits prescribed hereinabove, MCNS shall give Lilly fifteen (15) days prior written notice of such termination or reduction. In that event, Lilly shall have the right to terminate this Agreement if MCNS is unable to secure the necessary coverage within thirty (30) days of such notice.

12.  Termination.  This Agreement and the License may be terminated as follows:
     -----------

     12.1. By Mediconsult upon thirty (30) days advance written notice for the breach by Lilly of any of its obligations under this Agreement if Lilly has not cured such breach within such notice period.

     12.2. By Lilly upon thirty (30) days advance written notice for the breach by Mediconsult of any of its obligations under this Agreement if Mediconsult has not cured such breach within such notice period.

     12.3. In the event of a termination by Lilly, Mediconsult shall refund to Lilly all fees paid by Lilly to Mediconsult and for which Lilly has not received goods or services as set

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           forth herein as of the date of the notice of the breach. In the event of any termination or expiration of this Agreement for any reason, Mediconsult shall immediately remove all links to Lilly websites and all advertising and promotional pieces and references to Lilly on the Website, and further, shall remove all Lilly Material within 30 days of termination.

     12.4. In the event of a termination by Mediconsult, Lilly shall pay to Mediconsult all fees due and not paid by Lilly to Mediconsult and for which Lilly has received goods or services as set forth herein as of the date of the notice of the breach and Lilly shall immediately remove all links to Mediconsult websites and all advertising and promotional pieces and references to Mediconsult on the Website, and further, shall remove all Mediconsult Material within 30 days of termination.

13.  Publicity.  Except as expressly provided in this Article 12, Mediconsult
     ---------
     agrees that it shall not, without prior written consent of Lilly in each instance, use in advertising, publicity or otherwise the name of Lilly, or any partner or employee of Lilly, nor any trade name, trademark, trade device or simulation thereof owned by Lilly, or represent, directly or indirectly, that any product or any service provided by Mediconsult has been approved, recommended, certified, or endorsed by Lilly. Mediconsult and Lilly agree not to advertise any affiliation with each other under this Agreement and not to publicly reveal the existence of this Agreement or any of the terms, including, without limitation, pricing and amount of payments by Lilly (aggregate or singular), of this Agreement, without the prior written consent of the parties. Lilly acknowledges and agrees that Mediconsult (a) may be required to file this Agreement as a "material contract" with the United States Securities and Exchange Commission (the "SEC'), in which case Mediconsult agrees to request confidential treatment with respect to such portions of this Agreement as Lilly may reasonably request, and (b) may include in its filings, reports and discussions with the SEC, its stockholders and other persons information regarding this Agreement which is consistent with the disclosure permitted by clause (a) hereof and information regarding revenues earned under this Agreement as specified Services are provided. Lilly agrees to consider in good faith any request by Mediconsult for consent to include in such filings, reports or discussions other information regarding this Agreement.

14.  Reporting/Auditing.  Mediconsult will engage an independent third party to
     ------------------
     electronically monitor and record requests for the linked Lilly web page via the hyperlink on the Website. The third party will report the recorded information to Mediconsult and Lilly on a monthly basis. The third party will employ measures to record visits by individual users, rather than automated or repeated accesses. Lilly will employ measures to create reports showing the number of unique individual users that make up the subset of the reported requests for the Lilly web pages. In addition, Lilly will have the right, at its expense and upon no less than five (5) working days prior written notice, to perform an audit of Mediconsult's systems, methodology and processes related to the delivery of the benefits set forth in this Agreement, with specific emphasis on Mediconsult's security and change control procedures related to the Websites. Such audit, which may be conducted by Lilly personnel under obligations of confidentiality or by an independent auditing firm, will not interfere unreasonably with Mediconsult's business activities, and will be performed only when Lilly has received a request from the U.S. Food and Drug Administration (or agency with similar

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     regulatory authority and jurisdiction over Lilly's business), or if Lilly believes that such an audit is necessary in order to comply with Applicable Regulations. Lilly will use information received during an audit solely for the purposes of the Agreement and will otherwise maintain the confidentiality of such information.

15.  Website Content.
     ---------------

     15.1. Lilly shall own all right, title and interest in and to all Lilly Material. By its provision of the Lilly Material to Mediconsult, Lilly is providing a limited, non-exclusive, terminable license to Mediconsult solely for the use of the Lilly Material on the Website, without modification, until this Agreement expires, or until such Agreement is terminated in any manner, whichever should first occur. Mediconsult shall utilize the Lilly Material without modification, unless Mediconsult first gains the consent of Lilly to any modifications it desires to make. Mediconsult agrees to notify Lilly of any significant changes to the content or structure of the Website prior to the changes being made. Lilly shall have the option to terminate this Agreement on 5 days notice after any significant change to the Website or the posting of any content on the Website that Lilly reasonably determines would adversely affect Lilly, its reputation or those of its products.

     15.2. Mediconsult shall own all right, title and interest in and to all Mediconsult Material. By its provision of the Mediconsult Material to Lilly, Mediconsult is providing a limited, non-exclusive, terminable license to Lilly solely for the use of the Mediconsult Material on the Website, without modification, until this Agreement expires, or until such Agreement is terminated in any manner, whichever should first occur. Lilly shall utilize the Mediconsult Material without modification, unless Lilly first gains the consent of Mediconsult to any modifications it desires to make. Lilly agrees to notify Mediconsult of any significant changes to the content or structure of the Website prior to the changes being made. Mediconsult shall have the option to terminate this Agreement on 5 days notice after any significant change to the Website or the posting of any content on the Website that Mediconsult reasonably determines would adversely affect Mediconsult, its reputation or those of its products.

16.  Assignment and Delegation.  This Agreement will remain personal to each
     -------------------------
     party and neither party may assign this Agreement, or assign any of its rights or delegate any of its obligations hereunder, to any third party without the prior written consent of the other party; provided that
                                                           --------
     Mediconsult may subcontract with other parties to provide the certain required services hereunder. Any attempted unauthorized assignment by either party will be null and void and the other party will have the right to immediately terminate this Agreement in addition to all other rights and remedies it may obtain under this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and not for the benefit of, or enforceable by, any third party. In addition, Mediconsult may not assign its rights nor delegate its duties hereunder, nor may such be assumed by any entity, without written consent of Lilly, by any mechanism for change of control, including, without limitation, merger, purchase of assets and assumption of liabilities, acquisition, reorganization, or otherwise, where such change in

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     control affects more than a 15% ownership of Mediconsult, and where the successor or purchaser of control, is a competitor of Lilly's in the manufacture of pharmaceuticals. Any transaction in contravention of this Section shall give rise to a right of termination by the other party.

17.  Confidentiality, Proprietary Nature of Information.  The parties hereto
     --------------------------------------------------
     acknowledge that all information and documents disclosed by a party, or which come to the receiving party's attention during the course of its performance of its obligations under this Agreement, constitute a valuable asset of and are proprietary to the disclosing party. Therefore, each party shall keep confidential and not disclose or otherwise make available to any third party any confidential information, advice or material of any nature that is provided or made available by the other party, including but not limited to, any written reports or other data, without the prior written consent of the other party. This provision shall survive termination of this Agreement.

This section shall not apply to any information that:

              i) is in or comes into the public domain through no breach by the recipient of the information of its obligations under this Agreement,

             ii) is independently developed by the recipient without reference to otherwise confidential information of the other party,

            iii) the recipient acquires from a third party who owes no obligations of confidence to the other party to this Agreement in respect thereof, or

             iv) was already known to the recipient at the time it received such information from the other party to this Agreement as shown by the recipient's prior written records.

If either Mediconsult or Lilly is requested or required by any legal or investigative process to disclose any information that it is not permitted to disclose, that party shall provide the other with prompt notice of each such request and the information requested so that the other party may seek to prevent disclosure or the entry of protective order. If disclosure is required and a protective order is not obtained, the party from whom disclosure is required shall disclose only such information that it is advised by its counsel is legally required to be disclosed.

18. Dispute Resolution.  The following procedure may be utilized by the
    ------------------
    initiation of either party for disputes that may arise under this Agreement. Any party to this Agreement may notify the other party of the nature of the dispute with as much detail as possible about the deficient performance of the other party. Each party will use reasonable efforts to have representatives of each party who have the authority to settle the dispute meet within five (5) days of the date of the notification to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective parties. The parties shall within such time produce a report about the nature of the dispute in detail and submit such report to their respective management. If the parties are unable to agree on corrective action, the respective managers to whom the involved parties report ("Management") shall meet to facilitate an agreement within ten (10) days of the date of the notification. If Management cannot resolve the dispute with a written plan of corrective action within five (5) days of

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

    their initial meeting, or the agreed upon completion dates in the written plan of corrective action are exceeded, or if a party reasonably determines that this process will not address the dispute adequately, any party may then proceed in accordance with its respective rights under this Agreement. Pending resolution of any dispute, both parties will continue their performance under this Agreement including, without limitation, the payment of all non-disputed amounts due to the other party.

19. Independent Contractor.  In performing its obligations under this Agreement,
    ----------------------
    Mediconsult perform as independent contractors and not as agents or employees of Lilly. For this reason, the activities in the performance of their obligations under this Agreement shall be at their own risk and they shall not be entitled to worker's compensation or other insurance protection, nor to any other benefits generally provided by Lilly to its employees. Mediconsult acknowledges its responsibility to withhold and pay all Federal and state taxes and to obtain all insurance coverage, such as workers' compensation, employer's liability, and bodily injury and property damage.

20. Choice of Law.  Except for the foregoing arbitration clause, this Agreement
    -------------
    shall be governed by and construed in accordance with the laws of the State of Indiana, excluding all choice of law provisions.

21. Entire Agreement.  This Agreement, constitutes the entire agreement between
    ----------------
    the parties regarding its subject matter. Any modification of this Agreement will be effective only if it is in writing and signed by the parties.

22. Waiver.  None of the conditions of the Agreement shall be considered waived
    ------
    unless such waiver is in writing and signed by the waiving party. No such waiver shall be a waiver of any past or future default, breach or modification of any of the conditions of the Agreement unless expressly stipulated in such waiver.

23. Severability.  If any provision in this Agreement is held to be invalid,
    ------------
    void, or unenforceable, the remaining provisions shall nevertheless continue in full force.

24. Notices.  Any written notices to be given hereunder by either party shall be
    -------
    deemed effective upon personal delivery or upon mailing the notice to the party to be served at the address set forth below:

          LILLY:
          -----
          Eli Lilly and Company
          Lilly Corporate Center
          Indianapolis, Indiana 46282
          Attn:  Director eCommerce
          Copy:  Information Technology Counsel

          Mediconsult:
          -----------
          Mediconsult.com, Limited
          Jardine House, 4th Floor
          33-35 Reid Street

          Hamilton, Bermuda HM 12
          Attn: President

          Copy:
          Mediconsult.com, Inc.
          1330 Avenue of the Americas, 17th Floor
          New York, NY 10019
          Attn:  General Counsel

25.  Force Majeure.  Neither Mediconsult nor Lilly will be liable for delays or
     -------------
     defaults in furnishing goods or Services hereunder to the extent that such delays or defaults on the part of Mediconsult or Lilly, as the case may be, are beyond the control of such party, and may include:

          (a)  acts of God or of a public enemy;

          (b)  acts of any governmental authority;

          (c) fires, severe weather, floods, earthquakes, natural disasters, explosions or other catastrophes;

          (d)  embargoes, epidemics or quarantine restrictions;

          (e) shortages of goods, labor strikes, organized slowdowns, or labor stoppages;

          (f) delay directly due to Lilly reporting problems or furnishing information or materials in an untimely manner.

The effect of any event or condition specified in this Article 25 will be to suspend Mediconsult's or Lilly's, as the case may be, obligations under this Agreement to the extent such condition results in the Mediconsult's or Lilly's inability to perform such obligation. Each such suspension will operate to extend any grace or cure period applicable to the performance of such obligation by the amount of time of such suspension. Any timetable (including all deadlines and milestones) will be adjusted automatically to give appropriate effect to each occurrence of any such event or condition; provided, however, that if such delay (other than a delay caused directly by Lilly's untimely actions) results in a material impact on the Mediconsult Services and such delay continues for more than one week, then Lilly shall have the right to terminate this Agreement.

26.  Headings.  The headings in this Agreement are solely for convenience of
     --------
     reference and shall not affect its interpretation.

27.  Ambiguous Terms.  Any ambiguities in this Agreement will not be strictly
     ---------------
     construed against the drafter of the language concerned but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties at the time of contracting. This Agreement will not be construed against any party by reason of its preparation.

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

ELI LILLY AND COMPANY                   MEDICONSULT.COM, LIMITED

/s/ Mike B. Kinney                      /s/ Robert Jennings
-------------------------------------   ---------------------------------------
Signature                               Signature

Director of Procurement                 Chief Executive Officer
-------------------------------------   ---------------------------------------
Printed Name and Title                  Printed Name and Title

February 25, 2000                       February 25, 2000
-------------------------------------   ---------------------------------------
Date                                    Date

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